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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                 --------------------

                                       FORM 8-K

                                    CURRENT REPORT

                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934

            Date of Report (Date of earliest event reported): May 25, 1999

                                 --------------------

                             BARRINGER LABORATORIES, INC.
                  --------------------------------------------------
                (Exact name of registrant as specified in its charter)

                                       DELAWARE
                  --------------------------------------------------
                    (State or other jurisdiction of incorporation)

          0-8241                                  84-0951626
-----------------------------           ------------------------------
   (Commission File Number)           (IRS Employer Identification No.)

          15000 West 6th Avenue, Suite 300, Golden, CO    80401-5047
-----------------------------------------------------   ---------------
         (Address of principal executive offices)          (Zip Code)

          Registrant's telephone number, including area code:  303/277-1687

                                    Not Applicable
                      ------------------------------------------
            (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

     On May 25, 1999, the registrant, Barringer Laboratories, Inc. ("Barringer") entered into a General Credit and Security Agreement (the "Credit Agreement") with SPECTRUM Commercial Services ("SPECTRUM"), a division of Lyon Financial Services, Inc. A copy of the Credit Agreement is attached as Exhibit 10.1. A copy of the revolving promissory note (the "Note") is attached as Exhibit 10.2. All discussion in this report of the Credit Agreement and Note is qualified by reference to Exhibits 10.1 and 10.2.

     Under the Credit Agreement, SPECTRUM agreed to provide a revolving line of credit, secured by essentially all of Barringer's assets. Barringer essentially assigned all collections on its domestic and some foreign accounts receivable to SPECTRUM and entered into a lock box agreement with SPECTRUM and Norwest Bank Minnesota, National Association, under which all cash collected on such accounts receivable must be deposited into the lock box and be used to pay down the line of credit. Since the receivables are used to pay down the debt, Barringer, in turn, is relying on the line of credit to meet its cash needs.

     The Note is due on May 24, 2001 or earlier upon demand of SPECTRUM, and SPECTRUM may demand payment of such amounts at any time for any reason or no reason whatsoever. The maturity date of the line of credit may be extended after May 24, 2001 by Barringer for successive twelve month periods.
SPECTRUM on certain specified conditions, including the demand feature, may terminate the Credit Agreement before the maturity date. However, the Credit Agreement provides that if Barringer terminates the Credit Agreement before the maturity date, it will be liable for a prepayment charge equal to $3,800 times the number of months until the maturity date.

     The maximum amount which SPECTRUM will advance at any given time is equal to the lesser of

     - a borrowing base equal to 80% of Barringer's eligible accounts receivable, or

     -    a maximum principal amount of $750,000.

An eligible receivable basically is an account billed to a United States or Canadian customer as to which not more than 10% of the account is more than 90 days past due. However, under the Credit Agreement, SPECTRUM, in its sole discretion, may determine that a receivable is not an eligible receivable.
By way of example, the Credit Agreement sets forth some types of receivables which SPECTRUM may determine not to be eligible, including receivables which may have earlier been eligible receivables. Such examples include those as to which the account debtor declares bankruptcy, the receivable is not paid with 90 days of the date of the invoice, the account debtor disputes the validity of the receivable, or SPECTRUM, in its reasonable discretion, becomes dissatisfied with the creditworthiness of the account debtor. In addition, SPECTRUM, in its sole discretion, may decrease or increase the borrowing base percentage below or above the 80% described above.

     The annual interest rate on the Note is equal to the prime rate charged by Norwest Bank Minnesota, National Association, plus 5.35%, which is adjusted as the prime rate increases or decreases. As of July 1, 1999, Norwest's prime rate was 8%.

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     If Barringer meets certain profit levels, as set forth in the Credit
Agreement, for the year 1999, the interest rate will be reduced to prime plus 4.85%, and if Barringer meets the required 1999 profit levels and certain higher profit levels for the year 2000, the interest rate will be reduced to prime plus 4.35%. However, in no event will the interest rate be less than 10% per year, and the interest payable for each calendar month will be a minimum of $3,800, regardless of the amounts which have been advanced.

     After an event of default, the interest rate would be 5% more than the rate otherwise in effect, except that in any event, the interest rate would not be less than 13% per annum, and at least $5,200 per month in interest would be assessed each month regardless of the amount of advances outstanding.

     In the Credit Agreement, the minimum rates of interest are stated at 13% and, after an event of default, 15% per year, as opposed to 10% and 13%, respectively, as set forth in the Note. Barringer is uncertain as to which rates (those in the Note or in the Credit Agreement) will apply.
Furthermore, there can be no assurance that Barringer will meet the profit levels for 1999 and 2000 which would permit a reduction in the interest rates as set forth above.

     The Credit Agreement provides that all fees and expenses reimbursable or payable to SPECTRUM in connection with the line of credit will be added to the amount of advances outstanding and payable under the Note. In addition, at SPECTRUM's option, interest which is not paid when due can be added to the principal balance. In addition to other fees and expenses, Barringer is obligated under the Credit Agreement for an administration fee of $2,000 per calendar quarter and an annual line maintenance fee of $15,000.

     The Credit Agreement also includes various affirmative and negative covenants, at Paragraphs 17 and 18, respectively, which Barringer must meet. The affirmative covenants include requirements that Barringer maintain nominal profit levels before income taxes or that restrict the net losses that Barringer may incur. The negative covenants prohibit, without SPECTRUM's consent, or otherwise restrict such items as expenditures for fixed assets, indebtedness, recapitalizations, mergers, entry into new lines of business, employee compensation and substantial changes in the present ownership, management or business of Barringer.

     Following its execution of the Credit Agreement and Note on May 25, 1999, SPECTRUM charged approximately $10,000 in fees and expenses to principal under the line of credit. On or about June 4, 1999, Barringer took initial advances of approximately $46,000 under the line of credit to pay off a factoring company to which accounts receivable had been sold. The factoring company agreed that, after payment of the $46,000, any amounts received on the related receivables would be turned over to SPECTRUM. As of June 30, 1999, the principal balance outstanding was approximately $273,000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibits are filed herewith:

NAME OF EXHIBIT                                                           EXHIBIT NO.
General Credit and Security Agreement                                       10.1

Revolving Note                                                              10.2

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: July 23, 1999


                                       BARRINGER LABORATORIES, INC.


                                       By: /s/ J. Graham Russell
                                          ----------------------------
                                          J. Graham Russell, President


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